Exhibit 99.1
FOR IMMEDIATE RELEASE
ALLIED WORLD ANNOUNCES SHARE AND WARRANT REPURCHASE
FROM FOUNDING SHAREHOLDERS
PEMBROKE, BERMUDA, November 6, 2010 — Allied World Assurance Company Holdings, Ltd (NYSE: AWH) today reported that the company has entered into an agreement to repurchase the remainder of its securities held by certain GS Capital Partners and other investment funds, which are affiliates of The Goldman Sachs Group, Inc. and founding shareholders of Allied World. These securities consist of 3,159,793 common shares and warrants to purchase an additional 1,500,000 common shares. The aggregate repurchase price for these securities will be $222.6 million, of which $185.4 million will be for the repurchase of the common shares and $37.2 million will be for the repurchase of the warrants. The repurchase price per common share is based on and reflects a 0.5% discount from the volume-weighted average trading price of the company’s common shares on November 5, 2010. The repurchase price per common share underlying the warrants is equal to the volume-weighted average trading price of the company’s common shares on November 5, 2010, less the exercise price for such warrants, which is $34.20 per share, plus $0.01 per share. The repurchase of the common shares represents approximately 7.5% of the total common shares outstanding as of September 30, 2010.
Subject to the satisfaction of certain conditions, the repurchase is expected to close on November 16, 2010. The repurchase will be executed separately from the company’s $500 million share repurchase program that was authorized by its Board of Directors in May 2010. Under the terms of the repurchase agreement, the company will have the right to terminate its repurchase obligation, without incurring any fees or penalties, under certain limited circumstances.
About Allied World Assurance Company
Allied World Assurance Company Holdings, Ltd, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through offices in Bermuda, Europe, Hong Kong, Singapore and the United States. Our insurance and reinsurance subsidiaries are rated A (Excellent) by A.M. Best Company. For further information on Allied World, please visit our website at www.awac.com.

Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by the satisfaction of the conditions to the closing of the repurchase described herein; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.
Source: Allied World Assurance Company Holdings, Ltd
Media:
Faye Cook
Vice President, Marketing & Communications
+1-441-278-5406
faye.cook@awac.com
Investors:
Keith J. Lennox
Investor Relations Officer
+1-646-794-0750
keith.lennox@awac.com
Website: www.awac.com